SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                September 7, 2000
                               ------------------

                                EYECITY.COM, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

               0-27561                                  11-3327465
               -------                                  ----------
       (Commission File Number)             (IRS Employer Identification Number)

                     79 Express Street, Plainview, NY 11803
                     --------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (516) 822-5000


                                Page 1 of 2 pages
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ITEM 5. OTHER EVENTS

Eyecity.com, Inc. ("Eyecity") has completed a private placement "bridge" offering pursuant to which it has sold, to certain accredited investors, sixteen and one - quarter units (each a "Unit"), each Unit consisting of a $100,000 10% Secured Convertible Debenture due 2003 ("Debentures") and warrants ("Warrants") to purchase 400,000 shares of Eyecity's common stock. The Debentures are secured by Eyecity's assets, subject to certain exceptions, and are subordinate to certain other obligations of Eyecity. The Debentures are convertible into common stock at the rate of $.50 per share, and the Warrants are exercisable for common stock at $1.00 per share, in each case, subject to standard anti - dilution protection. Eyecity can require conversion of the Debentures under certain circumstances, and the Debentures are redeemable at Eyecity's option. The Warrants are, under certain circumstances, redeemable by Eyecity for $.05 per warrant. Eyecity intends to use the proceeds of the offering for working capital purposes. The securities have not been registered under the Securities Act of 1933 (although Eyecity has an obligation to effect registration of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants) and may not be offered or sold in the United States absent such registration or an applicable exemption. The bridge offering is intended to precede the offering referenced in Eyecity's Form 8-K, dated August 2, 2000.

                                   SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EYECITY.COM, INC.


                                    By: /s/ Mark H. Levin
                                        ----------------------------------------
                                    Name: Mark H. Levin
                                    Title: President and Chief Executive Officer

Date: September 7, 2000